As filed with the Securities and Exchange Commission on May 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KalVista Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0915291
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway

Suite 901E

Cambridge, Massachusetts 02142

(857) 999-0075

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Andrew Crockett

Chief Executive Officer

KalVista Pharmaceuticals, Inc.

55 Cambridge Parkway

Suite 901E

Cambridge, Massachusetts 02142

(857) 999-0075

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Freedman

Julia Forbess

Michael S. Pilo

Fenwick & West LLP

555 California Street

San Francisco, California 94104

(415) 875-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, $0.001 par value per share
Preferred stock, $0.001 par value per share
Debt securities
Warrants
Subscription rights
Units
Total			$300,000,000	$32,730

(1)

There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares, at indeterminate prices, of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $300.0 million.

(2)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)

The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $300,000,000 of our common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our common stock that may be issued and sold under a sales agreement dated May 21, 2021 with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $100,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with Cantor Fitzgerald & Co., any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 21, 2021

PROSPECTUS

$300,000,000

KalVista Pharmaceuticals, Inc.

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $300,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $300,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Global Market under the symbol “KALV.” On May 17, 2021 the last reported sales price for our common stock was $26.78 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 5 of this prospectus before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $300.0 million. In this prospectus, we have provided a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change any of the information contained in this prospectus in a prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “KalVista,” the “Company,” “we,” “us,” and “our” refer to KalVista Pharmaceuticals, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended April 30, 2020, and our other filings with the SEC listed below under the heading “Incorporation of Certain Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a clinical stage pharmaceutical company focused on the discovery, development and commercialization of small molecule protease inhibitors for diseases with significant unmet need. We apply our insights into the chemistry and biology of proteases to develop orally delivered, small molecule inhibitors with high selectivity, potency and bioavailability that we believe will make them successful treatments for disease. We have used these capabilities to develop a proprietary portfolio of novel, small molecule plasma kallikrein inhibitors targeting hereditary angioedema (“HAE”) and diabetic macular edema (“DME”). In late 2020, we also announced a novel, oral activated Factor XII (“Factor XIIa”) program, which initially is being advanced to provide a next generation of HAE therapeutics and which also offers the opportunity for expansion into other high unmet need indications in the future.

HAE

HAE is a rare and potentially life-threatening condition with symptoms that include episodes of debilitating and often painful swelling in the skin, gastrointestinal tract or airways. Despite having multiple therapies approved, we believe HAE patients are in need of alternatives that better meet their objectives for quality of life and ease of disease control. Other than one recently approved prophylaxis product, currently marketed therapies are all administered by injection and we anticipate that there will be strong interest in safe and effective, orally delivered, small molecule treatments for both on-demand and prophylactic use.

Our most advanced program for HAE is KVD900, which is being developed as a potential oral, on-demand therapy for treatment of HAE attacks. In February 2020 we announced data from a Phase 2 efficacy trial in which KVD900 demonstrated statistical and clinically significant responses across all primary and secondary endpoints. KVD900 has received Fast Track designation from the U.S. Food and Drug Administration. A Pediatric Investigational Plan has also been approved by the European Medicines Agency for KVD900.

KVD824 is our oral product candidate being developed for prophylactic treatment of HAE. In April 2021 we announced that the FDA has placed a clinical hold on our Investigational New Drug Application for a Phase 2 clinical trial of KVD824 as a potential prophylactic treatment for the prevention of HAE attacks. We are currently working to provide the additional information and analysis requested by the FDA and intend to commence the planned Phase 2 study once such clearance is provided.

Factor XIIa

Our recently announced oral Factor XIIa inhibitor program represents what we believe is a major breakthrough in development of a therapeutic against an important target. Factor XIIa is an enzyme that plays a key role in HAE as the most upstream mechanism in the biochemical pathway that initiates HAE attacks. We believe that our program has the potential to be the first orally delivered Factor XIIa inhibitor to enter clinical development, initially for HAE and over time for additional indications that are supported by scientific evidence. We anticipate conducting IND-enabling studies for potential drug candidates in 2021.

DME

Our DME program is initially focused on the development of an intravitreally administered small molecule plasma kallikrein inhibitor, KVD001, which completed a Phase 2 trial in 2019. We also intend to develop oral therapies for DME, which we believe would represent a substantial enhancement to the therapeutic options with this disease. We are currently evaluating our development strategy in this indication and expect to provide further updates when appropriate.

At-the-Market Offering

On March 29, 2019, we entered into an “at-the-market” program and sales agreement with Cantor Fitzgerald & Co., under which we may, from time to time, offer and sell common stock having an aggregate offering value of up to $50.0 million, referred to as our “at-the-market” offering with Cantor Fitzgerald & Co. 628,553 shares of our common stock have been offered or sold pursuant to this “at-the-market” offering with Cantor Fitzgerald & Co. The sales agreement with Cantor Fitzgerald & Co. was terminated on February 10, 2021.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $300.0 million. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

***

We are incorporated in the State of Delaware. Our principal executive offices are located at 55 Cambridge Parkway, Suite 901 East, Cambridge, MA 02142, and our telephone number is (857) 999-0075. Our website address is www.kalvista.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Report on Form 10-Q and any other filings we make with the SEC from time to time, which are incorporated herein by reference in this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, financing, the timing, plans and expected results of our current and future preclinical studies and clinical trials, the impact of the COVID-19 pandemic, the efficacy and safety profiles of our product candidates, the length of time that we believe our existing cash resources will fund operations, the extent to which we will be able to advance development of our product candidates using the proceeds of this offering together with our existing cash resources, clinical and commercial collaboration with third-parties, the receipt and timing of potential regulatory designations, our ability to maintain and recognize the benefits of certain designations received by product candidates, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary product candidates, approvals and commercialization of product candidates, the anticipated use of the net proceeds from this offering and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 (the Securities Act), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Global Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 105,000,000 shares of all classes of capital stock, of which 100,000,000 shares are common stock, $0.001 par value per share, and 5,000,000 shares are preferred stock, $0.001 par value per share. Our capital is stated in U.S. dollars. As of May 17, 2021, we had 24,422,769 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is our transfer agent and registrar for the common stock.

The Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “KALV.”

Preferred Stock

Under the terms of our Amended and Restated Certificate of Incorporation, our board of directors have the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Bylaws and Delaware Law

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly- held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon closing of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board. Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our bylaws also provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is fixed exclusively pursuant to a resolution adopted by our board of directors.

Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our bylaws provide that, subject to any special rights of the holders of any series of preferred stock, and to the requirements of applicable law, special meetings of the stockholders can be called only by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors which our board of directors would have if there were no vacancies. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Removal of Directors. Our bylaws provide that our directors may be removed only for cause by the affirmative vote of at least 66 2/3% of the voting power of our voting stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Advance Notice Procedures. Our bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Super Majority Approval Requirements. The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors are required to amend, alter, change or repeal certain provisions of the certificate of incorporation and bylaws. This requirement of a supermajority vote to approve amendments to certain provisions of our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum. Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any other action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $300.0 million in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $300.0 million. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency

•	or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The form indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

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we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The form indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

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to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that Purpose:

•	money;

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U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

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a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

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in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

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in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

•	Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon by Fenwick & West LLP, San Francisco, California. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act) and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us.

Information about us is also available at our website at http://www.kalvista.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

(1)	Our Annual Report on Form 10-K for the year ended April 30, 2020 filed with the SEC on July 1, 2020;

(2)

Our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2020, October 31, 2020 and January 31, 2021 and filed with the SEC on September  14, 2020, December  10, 2020 and March 11, 2021, respectively;

(3)

Our Current Reports on Form 8-K filed on June 11, 2020, October 2, 2020, November 16, 2020, December 1, 2020, December  18, 2020, January 27, 2021, February  11, 2021 (excluding any information furnished in such reports under Item 2.02) and March 19, 2021;

(4)

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 25, 2020 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended April 30, 2020, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended April 30, 2020);

(5)

The description of our common stock in our Registration Statement on Form 8-A (No. 001-36830) filed with the SEC on February 2, 2015, and including any other amendments or reports filed for the purpose of updating such description; and

(6)	All other filings pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed KalVista Pharmaceuticals, Inc., Attn: Investor Relations, 55 Cambridge Parkway, Suite 901 East, Cambridge, Massachusetts, 02142, telephone number (857) 999-0075. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

                , 2021

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 21, 2021

PROSPECTUS

(To Prospectus dated May    , 2021)

Up to $100,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement, Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100.0 million from time to time through Cantor, acting as our sales agent.

Our common stock trades on the Nasdaq Global Market, or Nasdaq, under the symbol “KALV.” On May 17, 2021, the last sale price of our common stock reported on Nasdaq was $26.78 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of the Sales Agreement, Cantor is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us, to sell on our behalf all of the shares of our common stock requested to be sold by us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross sales price per share sold. In connection with the sale of shares of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” for additional information regarding the compensation to be paid to Cantor.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors ” beginning on page S-7 of this prospectus and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021

Prospectus

ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus, which relates to the offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information about our common stock. Generally, when we refer to the prospectus, we are referring to this prospectus.

To the extent there is a conflict between the information contained in this prospectus and any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus in the document having the later date modifies or supersedes the earlier statement. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference.” This document contains important information that you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or contained in any free writing prospectus prepared by or on our behalf. We have not, and Cantor has not, authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. We are not, and Cantor is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “KalVista,” “Registrant,” “we,” “us” and “our” refer to KalVista Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless otherwise noted. “KalVista” and all product candidate names are our common law trademarks. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, financing, the timing, plans and expected results of our current and future preclinical studies and clinical trials, the impact of the COVID-19 pandemic, the efficacy and safety profiles of our product candidates, the length of time that we believe our existing cash resources will fund operations, the extent to which we will be able to advance development of our product candidates using the proceeds of this offering together with our existing cash resources, clinical and commercial collaboration with third-parties, the receipt and timing of potential regulatory designations, our ability to maintain and recognize the benefits of certain designations received by product candidates, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary product candidates, approvals and commercialization of product candidates, the anticipated use of the net proceeds from this offering and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY

Overview

We are a clinical stage pharmaceutical company focused on the discovery, development and commercialization of small molecule protease inhibitors for diseases with significant unmet need. We apply our insights into the chemistry and biology of proteases to develop orally delivered, small molecule inhibitors with high selectivity, potency and bioavailability that we believe will make them successful treatments for disease. We have used these capabilities to develop a proprietary portfolio of novel, small molecule plasma kallikrein inhibitors targeting hereditary angioedema (“HAE”) and diabetic macular edema (“DME”). In late 2020, we also announced a novel, oral activated Factor XII (“Factor XIIa”) program, which initially is being advanced to provide a next generation of HAE therapeutics and which also offers the opportunity for expansion into other high unmet need indications in the future.

HAE

HAE is a rare and potentially life-threatening condition with symptoms that include episodes of debilitating and often painful swelling in the skin, gastrointestinal tract or airways. Despite having multiple therapies approved, we believe HAE patients are in need of alternatives that better meet their objectives for quality of life and ease of disease control. Other than one recently approved prophylaxis product, currently marketed therapies are all administered by injection and we anticipate that there will be strong interest in safe and effective, orally delivered, small molecule treatments for both on-demand and prophylactic use.

In HAE, we are developing drug candidates for both on-demand and prophylactic use, with the goal of providing patients with a complete set of oral options to treat their disease. This strategy is based upon extensive patient, physician and payer research to identify the key needs in the market. According to our market research, oral therapy remains the highest unmet need, with 93% of patients surveyed by us expressing a willingness to switch to oral therapy for both on-demand and prophylactic use. Importantly however, the survey data shows that patients are not prepared to accept significantly reduced efficacy or safety with a switch to oral therapy. We have used these and other results from this research to determine our business and development strategy in this indication. We believe that our strategy of offering a full set of oral therapy options for patients will be an important differentiator from other companies that are only able to address a portion of the HAE market.

Our most advanced program for HAE is KVD900, which is being developed as a potential oral, on-demand therapy for treatment of HAE attacks. In February 2021, we announced data from a Phase 2 placebo-controlled clinical trial intended to evaluate the efficacy and safety of KVD900 in treating HAE attacks. KVD900-201 was a double blind, placebo-controlled, crossover trial investigating the safety and efficacy of a single dose of 600mg KVD900 as an on-demand treatment for HAE attacks in patients with Type 1 or Type 2 HAE. Following an open label phase, in which pharmacokinetic samples were collected over four hours, all patients progressed into the randomized phase of the trial. In this “at home” part of the trial, patients treated two attacks, one with 600mg KVD900 and one with placebo in a randomized sequence. Patients administered treatment for each attack within one hour of attack onset, following confirmation with their physician, and then recorded symptoms and, if needed, the time to use of rescue (the patient’s conventional attack treatment). The time to rescue treatment within 12 hours was the primary outcome of the trial. Secondary outcomes included assessment of attack severity using categorical (PGI-S) and visual analogue scale (VAS) measures and the patient’s global impression of change (PGI-C).

The trial met its primary endpoint comparing the time to use of conventional attack treatment within 12 hours on KVD900 versus placebo (p=0.0010) with rates of use at 12 hours of 15.1% following treatment with KVD900 versus 30.2% after placebo. The trial also met all secondary endpoints: reduced worsening of attacks

(p<0.0001; PGI-S or use of rescue) and reduced time to onset of symptom relief measured using both PGI-C (p<0.0001) and VAS (p<0.0001). The trial included 126 administrations of KVD900 and 55 of placebo. During the uncontrolled, open label phase, 5 of 68 patients dosed reported 8 adverse events suspected to be related to treatment. During the randomized, placebo-controlled phase, 5 patients reported adverse events suspected to be treatment-related (3 of 58 dosed with KVD900 and 2 of 55 dosed with placebo). KVD900 has received Fast Track designation from the U.S. Food and Drug Administration. A Pediatric Investigational Plan (“PIP”) has also been approved by the European Medicines Agency (“EMA”) for KVD900.

KVD824 is our oral product candidate being developed for prophylactic treatment of HAE. Our work to optimize the exposure profile of KVD824 has yielded a formulation that maintains the plasma concentrations we believe are required to deliver efficacy that will compete with approved injectable therapies. Twice-daily dosing of this formulation of KVD824 for up to 14 days has shown what we believe to be an encouraging safety and tolerability profile. In April 2021, we announced that the FDA placed a clinical hold on our Investigational New Drug Application for a Phase 2 clinical trial of KVD824 as a potential prophylactic treatment for the prevention of HAE attacks. We are currently working to provide the additional information and analysis requested by the FDA and intend to commence the planned Phase 2 study once such clearance is provided.

We initially evaluated KVD824 in a three-part first-in-human study in which 84 healthy male, adult subjects received at least one dose of KVD824. The study evaluated single doses up to 1,280 mg, multiple doses up to 640 mg, and the effect of food on KVD824 pharmacokinetics. We have also completed a study in healthy adult subjects assessing different formulations of KVD824. Formulations of both 600 mg and 900 mg KVD824 administered twice-daily maintained concentrations we believe will deliver meaningful clinical efficacy.

To date, a total of 121 subjects have been exposed to treatment with KVD824 as single doses up to 1280 mg and up to 14 days of twice-daily dosing of 600 mg and 900 mg. In the first-in-human study adverse event rates were similar in placebo and active arms, no subjects withdrew from the study and no serious adverse events were reported. All reported adverse events have been mild and no subjects withdrew from the trial.

The planned Phase 2 clinical trial design and size will be guided by previous pivotal clinical trials of prophylactic treatments of HAE, considering the established pathway to approval for prophylactic treatment of HAE, and will be conducted in multiple territories including the United States and Europe.

Factor XIIa

Our recently announced oral Factor XIIa inhibitor program represents what we believe is a major breakthrough in development of a therapeutic against an important target. Factor XIIa is an enzyme that plays a key role in HAE as the most upstream mechanism in the biochemical pathway that initiates HAE attacks. For this reason, we believe that inhibition of Factor XIIa will block the underlying causes of HAE attacks, including the uncontrolled generation of both plasma kallikrein and bradykinin, which cause swelling and pain. Clinical studies of an injectible Factor XIIa-inhibitory antibody have demonstrated efficacy in preventing HAE attacks, and there are no known safety implications of long-term inhibition of this enzyme. We believe that our program has the potential to be the first orally delivered Factor XIIa inhibitor to enter clinical development, initially for HAE and over time for additional indications that are supported by scientific evidence.

Our internal research team has discovered multiple series of low nanomolar potency Factor XIIa inhibitors that we believe are selective and orally bioavailable. We are pursuing comprehensive intellectual property protection for this advanced medicinal chemistry program that is currently in lead optimization. We anticipate conducting IND-enabling studies for potential drug candidates in 2021.

DME

Our DME program is initially focused on the development of an intravitreally administered small molecule plasma kallikrein inhibitor, KVD001, which completed a Phase 2 trial in 2019. We also intend to develop oral therapies for DME, which we believe would represent a substantial enhancement to the therapeutic options with this disease. We are currently evaluating our development strategy in this indication and expect to provide further updates when appropriate.

Company Information

We are incorporated in the State of Delaware. Our principal executive offices are located at 55 Cambridge Parkway, Suite 901 East, Cambridge, MA 02142, and our telephone number is (857) 999-0075. Our website address is www.kalvista.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 405 of the Securities Act. We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock that is held by non-affiliates is at least $250 million or the last day of the fiscal year in which we have at least $100 million in revenue and the aggregate market value of our common stock that is held by non-affiliates is at least $700 million (in each case, with respect to the aggregate market value of our common stock held by non-affiliates, as measured as of the last business day of the second quarter of such fiscal year).

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $100.0 million.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor. See “Plan of Distribution.”

Use of proceeds	Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We intend to use the net proceeds from this offering for general corporate purposes, including expenditures aimed at growing our business and research and development expenditures focused on product development. See “Use of Proceeds.”

Nasdaq Global Market symbol	KALV

Risk factors	See the “Risk Factors” section of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus and the information and documents incorporated by reference that we have authorized for use in connection with this offering. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose other than general corporate purposes, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Purchasers in this offering may experience immediate and substantial dilution in the book value of their investment.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the assumed sale of shares of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $26.78 per share, the last reported sale price of our common stock on May 17, 2021 on the Nasdaq, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of January 31, 2021 would have been approximately $155.3 million or approximately $7.14 per share. This would represent an immediate increase in net tangible book value of approximately $3.89 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $19.64 per share to purchasers of our common stock in this offering.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. Further, the exercise of outstanding stock options, the exercise of stock options issued in the future, or the vesting of restricted stock units could result in further dilution to investors and any additional shares issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus entitled “Dilution.”

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

The shares of common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our common stock sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares of our common stock to be sold in this offering. Investors may experience a decline in the value of the shares of common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Cantor. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

USE OF PROCEEDS

We may issue and sell common stock having aggregate sales proceeds of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering payable to us for general corporate purposes, including expenditures aimed at growing our business and research and development expenditures focused on product development. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential uses. We will have broad discretion in the way that we use the net proceeds of this offering. Pending our use of the net proceeds, if any, from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share you pay in this offering and the as adjusted net tangible book value per share after this offering. As of January 31, 2021, our net tangible book value was approximately $58.6 million, or $3.25 per share. Net tangible book value per share represents our total tangible assets (excluding deferred issuance costs) less our total liabilities, divided by the number of shares outstanding.

After giving effect to the assumed sale of our common stock in an amount equal to $100.0 million at an assumed offering price of $26.78 per share, the last reported sale price of our common stock on the Nasdaq on May 17, 2021, and after deducting commissions to Cantor, as agent, our as adjusted net tangible book value as of January 31, 2021 would have been approximately $155.3 million, or $7.14 per share. This amount would represent an immediate increase in net tangible book value of $3.89 per share to our existing stockholders and immediate dilution in net tangible book value of $19.64 per share to new investors purchasing common stock in this offering. We determine dilution by subtracting the assumed as adjusted net tangible book value per share after this offering from the assumed price per share paid by an investor in this offering.

The following table illustrates this dilution:

Assumed public offering price per share		$26.78
Net tangible book value per share as of January 31, 2021	$3.25
Increase in net tangible book value per share attributable to this offering	$3.89

As adjusted net tangible book value per share after giving effect to this offering		$7.14

Dilution per share to new investors in this offering		$19.64

The table above assumes for illustrative purposes that an aggregate of 3,734,129 shares are sold during the term of the Sales Agreement with Cantor at a price of $26.78 per share, the last reported sale price of our common stock on the Nasdaq on May 17, 2021, for aggregate gross proceeds of approximately $100.0 million. The shares subject to the Sales Agreement with Cantor are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $26.78 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $7.18 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $20.60 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $26.78 per share shown in the table above, assuming all of our common stock in the amount of $100.0 million are sold at that price, would decrease our adjusted net tangible book value per share after the offering to $7.09 per share and would increase the dilution in net tangible book value per share to new investors in this offering of $18.69 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares sold.

The above discussion is based on 18,021,224 shares of our common stock outstanding as of January 31, 2021, and excludes:

•

100,748 shares of common stock issuable upon exercise of options outstanding under the KalVista Pharmaceuticals Ltd. Enterprise Management Incentive Scheme assumed by us at a weighted average exercise price of $0.0047 per share;

•	156,867 shares of common stock issuable upon the exercise of options outstanding under our 2015 Incentive Plan at a weighted average exercise price of $7.70 per share;

•	2,641,585 shares of common stock issuable upon the exercise of options outstanding under our 2017 Equity Incentive Plan at a weighted average exercise price of $13.93 per share;

•	80,055 shares of common stock issuable upon the exercise of options outstanding pursuant to Non-Plan Inducement Stock Options at a weighted average exercise price of $8.49 per share;

•	45,000 shares of common stock issuable upon the settlement of performance stock units outstanding under our 2017 Equity Incentive Plan; and

•

1,344,347 shares of common stock reserved and available for future issuance under our equity incentive plans, consisting of (1) 886,143 shares of common stock reserved for issuance under our 2017 Equity Incentive Plan; and (2) 458,204 shares of common stock reserved for issuance under our 2017 Employee Stock Purchase Plan.

In addition, the amounts in the table above assumes no exercise of outstanding options and settlement of performance stock units described above.

To the extent that outstanding options are exercised or other shares issued, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement, or Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, under which from time to time we may issue and sell shares of our common stock having an aggregate gross sales price of up to $100.0 million through Cantor acting as agent. Sales of the shares of common stock, if any, may be made on the Nasdaq Capital Market at market prices and such other sales as agreed upon by us and Cantor. We will file the Sales Agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may offer and sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend or terminate this offering of our common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as sales agent in the sale of our common stock. Cantor will be entitled to a commission of 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse a portion of Cantor’s expenses, including legal fees, in connection with this offering up to a maximum of $50,000. We estimate that the total expenses for the offering, excluding commissions and expense reimbursement payable to Cantor under the terms of the Sales Agreement, will be approximately $100,000.

Settlement for sales of shares of our common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon.

Cantor will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the Sales Agreement, or (2) termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the common stock offered hereby and certain other legal matters in connection with this offering will be passed upon by Fenwick & West LLP, San Francisco, California. Cantor Fitzgerald & Co. is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us.

Information about us is also available at our website at http://www.kalvista.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	Our Annual Report on Form 10-K for the year ended April 30, 2020 filed with the SEC on July 1, 2020;

•

Our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2020, October 31, 2020 and January 31, 2021 and filed with the SEC on September  14, 2020, December  10, 2020 and March 11, 2021, respectively;

•

Our Current Reports on  Form 8-K filed on June 11, 2020, October 2, 2020, November 16, 2020, December 1, 2020, December 18, 2020, January 27, 2021, February  11, 2021 (excluding any information furnished in such reports under Item 2.02) and March 19, 2021;

•

Our Definitive Proxy Statement on  Schedule 14A, filed with the SEC on August  25, 2020 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended April 30, 2020, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended April 30, 2020);

•

The description of our common stock in our Registration Statement on Form 8-A (No. 001-36830) filed with the SEC on February 2, 2015, and including any other amendments or reports filed for the purpose of updating such description; and

•	All other filings pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference, including exhibits to these documents. Written or oral requests for copies should be directed to KalVista Pharmaceuticals, Inc., Attn: Investor Relations, 55 Cambridge Parkway, Suite 901 East, Cambridge, MA 02142, telephone number (857) 999-0075.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Up to $100,000,000

Common Stock

PROSPECTUS

                , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee		$32,730
NASDAQ filing fee		*
Printing and engraving		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*

These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The undersigned registrant’s Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to the undersigned registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The undersigned registrant’s Amended and Restated Certificate of Incorporation provides that the undersigned registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the undersigned registrant) by reason of the fact that he or she is or was, or has agreed to become, the undersigned registrant’s director or officer, or is or was serving, or has agreed to serve, at the undersigned registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the undersigned registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The undersigned registrant’s Amended and Restated Certificate of Incorporation also provides that the undersigned registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the undersigned registrant to procure a judgment in the undersigned registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, the undersigned registrant’s director or officer, or is or was serving, or has agreed to serve, at the undersigned registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the undersigned registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the undersigned registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the undersigned registrant against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the undersigned registrant does not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

The undersigned registrant has entered into indemnification agreements with the undersigned registrant’s directors and executive officers. In general, these agreements provide that the undersigned registrant will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of the undersigned registrant’s company or in connection with their service at the undersigned registrant’s request for another corporation or entity. The undersigned registrant maintains a general liability insurance policy which covers certain liabilities of the undersigned registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
1.2	Controlled Equity OfferingSM Sales Agreement, dated May 21, 2021, between the Registrant and Cantor Fitzgerald & Co.					X
3.1	Amended and Restated Certificate of Incorporation	8-K	001-36830	3.1	April 16, 2015
3.2	Certificate of Amendment to the Restated Certificate of Incorporation	8-K	001-36830	3.1	November 23, 2016
3.3	Certificate of Amendment (Name Change) to the Certificate of Incorporation	8-K	001-36830	3.2	November 23, 2016
3.4	Amended and Restated Bylaws, as amended	10-K	001-36830	3.4	July 1, 2020
4.1	Form of Common Stock Certificate	S-1/A	333-201278	4.2	January 23, 2015
4.3	Form of Debt Security					X
4.4	Form of Indenture					X
4.5*	Form of Warrant
4.6*	Form of Warrant Agreement
4.7*	Form of Preferred Stock Certificate
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page hereto)					X
25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i),(ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)    If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on May 21, 2021.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ T. Andrew Crockett
T. Andrew Crockett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Andrew Crockett and Benjamin L. Palleiko, or each one of them individually, as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Andrew Crockett	Chief Executive Officer and Director	May 21, 2021
T. Andrew Crockett	(Principal Executive Officer)

/s/ Benjamin L. Palleiko	Chief Business Officer and Chief Financial Officer	May 21, 2021
Benjamin L. Palleiko	(Principal Financial and Accounting Officer)

/s/ Albert Cha, M.D., Ph.D.	Director	May 21, 2021
Albert Cha, M.D., Ph.D.

/s/ Martin Edwards, M.D.	Director	May 21, 2021
Martin Edwards, M.D.

/s/ Brian J.G. Pereira, M.D.	Director	May 21, 2021
Brian J.G. Pereira, M.D.

Signature	Title	Date

/s/ Daniel B. Soland	Director	May 21, 2021
Daniel B. Soland

/s/ Nancy Stuart	Director	May 21, 2021
Nancy Stuart

/s/ Edward W. Unkart	Director	May 21, 2021
Edward W. Unkart